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                                                                   Exhibit 99.19

PRESS RELEASE

Contact: Tim Harkness                         Contact: Larry Tannenbaum
         CFO/Vice President Finance                    CFO/Senior Vice President
         Molecular Devices Corporation                 LJL BioSystems, Inc.
         (408) 747-3533                                (408) 548-0542

               MOLECULAR DEVICES AND LJL BIOSYSTEMS AGREE TO MERGE

       MERGER WOULD CREATE A LEADING PROVIDER OF DRUG DISCOVERY SOLUTIONS
                          TO THE LIFE SCIENCES INDUSTRY

SUNNYVALE, CA - JUNE 8, 2000 - Molecular Devices Corporation (Nasdaq: MDCC) and LJL BioSystems, Inc. (Nasdaq: LJLB) today announced the signing of a definitive merger agreement. Under the terms of the agreement, each share of LJL BioSystems common stock would convert into 0.30 of a share of common stock of Molecular Devices.

The combined company would address the significant and expanding needs of drug discovery from SNP genotyping and assay development to high throughput screening and pre-clinical testing. The combined enterprise would bring together a powerful, broad set of complementary technologies for the life sciences industry. Together, the companies have an installed base of over 15,000 systems and products at all of the world's largest pharmaceutical and biotechnology companies.

"We are excited by the exceptional opportunities facing a combined enterprise. Together we would have the technical and managerial leadership, strategic focus and critical mass to better meet the challenges facing pharmaceutical, biotechnology and genomics companies," commented Joseph D. Keegan, Ph.D., President and CEO of Molecular Devices.

"With the addition of LJL's technologies and products to the Molecular Devices' family of products, we would offer an comprehensive array of solutions to meet the performance needs and cost objectives of scientists. Together, we offer a broad range of instruments, services and consumables to address our customers needs, from entry-level instruments to fully automated and integrated HTS solutions and from biochemical to information rich cellular assays. We would be extremely well positioned to help improve drug development processes in the search for novel new medicines. I look forward to working closely with the LJL board and management team to achieve timely completion of this important and exciting transaction, " further noted Keegan.

Lev J. Leytes, Chairman and CEO of LJL stated, "This merger comes at the right time for both of our companies. It brings together two strong and successful companies with complementary technologies, outstanding products and people, global and world-class sales and support




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organizations and a shared commitment to providing innovative solutions to accelerate and improve the drug discovery process."

The transaction is expected to be accounted for as a pooling of interests and to be a tax-free reorganization. Completion of the transaction is subject to customary closing conditions, including receipt of regulatory approvals and approval by the stockholders of Molecular Devices and LJL BioSystems. The parties expect to complete the transaction not later than the fourth calendar quarter of this year.

It is anticipated that Molecular Devices would issue approximately 4.45 million shares of its common stock in the transaction (valued at approximately $262.83 million based on the closing price of Molecular Devices' common stock on June 7,
2000) and assume options and warrants to acquire approximately 675,000 additional shares. As part of the transaction, it is anticipated that Lev J. Leytes would join the Board of Directors of Molecular Devices. Joseph D. Keegan, Ph.D. would continue as President, CEO and member of the Board of Directors of Molecular Devices.

Molecular Devices was advised by ING Barings LLC in connection with this transaction, and LJL BioSystems was advised by Gleacher & Co.

ABOUT MOLECULAR DEVICES

Molecular Devices Corporation is a leading developer of high-performance, bioanalytical measurement systems that accelerate and improve drug discovery and other life sciences research. Molecular Devices' systems enable pharmaceutical and biotechnology companies to leverage advances in genomics and combinatorial chemistry by facilitating the high throughput and cost effective identification and evaluation of drug candidates. Molecular Devices' instrument systems are based on its advanced core technologies which integrate its expertise in engineering, molecular and cell biology and chemistry and are fundamental tools for drug discovery and life sciences research. Additional information can be found at www.moldev.com.

ABOUT LJL BIOSYSTEMS, INC.

LJL BioSystems designs, produces and sells infrastructure tools that accelerate and enhance the process of discovering new drugs in the genomics and post-genomics era. LJL BioSystems' products, including instruments and consumables, are designed to provide flexible, cost-efficient, high throughput solutions that can be used across all stages of the drug discovery process, including screening and genotyping. Its worldwide customers include pharmaceutical, biotechnology and genomics companies as well as research institutions. Additional information can be found at www.ljlbio.com.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking" statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be


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forward-looking statements. Words such as "believes," "anticipates," "plans,"
"expects," "will," "would" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Molecular Devices or LJL BioSystems to differ materially from those indicated by these forward-looking statements, including, among others, risks detailed from time to time in the companys' respective SEC reports, including each company's Annual Report on Form 10-K for the year ended December 31, 1999, each company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, LJL BioSystems' Registration Statement on Form S-3/A filed on March 29, 2000 and Molecular Dynamics' final prospectus for its recent public offering filed on May 4, 2000. Additional factors that could cause or contribute to such differences include, but are not limited to, risks relating to the consummation of the contemplated acquisition transaction, including the risk that required regulatory clearances or stockholder approvals might not be obtained in a timely manner or at all. In addition, statements in this press release relating to the expected benefits of the contemplated acquisition transaction are subject to risks relating to the timing and successful integration of the technologies and facilities of Molecular Devices and LJL BioSystems, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners and other factors.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Investors and security holders of both Molecular Devices and LJL BioSystems are advised to read the joint proxy statement/prospectus regarding the potential business combination transaction referred to above, when it becomes available, because it will contain important information. Molecular Devices and LJL BioSystems expect to mail a joint proxy statement/prospectus about the transaction to their respective stockholders. This joint proxy statement/prospectus would be filed with the Securities and Exchange Commission by both companies. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by the companies at the Securities and Exchange Commission's web site at http://www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained from Molecular Devices or LJL BioSystems by directing such requests to the companies.

Molecular Devices and its officers and directors may be deemed to be participants in the solicitation of proxies from Molecular Devices' stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Molecular Devices' proxy statement for its 2000 annual meeting, filed with the Securities and Exchange Commission. This document is available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from Molecular Devices.

LJL BioSystems and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of LJL BioSystems with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in LJL BioSystems' Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and in its proxy statement for its 2000 annual meeting, filed with the Securities and Exchange Commission. This document is available free of charge at the Securities and Exchange Commission's web site at http://www.sec.goV and from LJL BioSystems.

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